HomeStreet Reports Second Quarter 2020 Results

Fully diluted EPS $0.81 Core EPS $0.86	ROATE: 11.4% ROATE: Core 12.2%	Tangible BV per share $28.73
SEATTLE –July 27, 2020 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended June 30, 2020. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“I am very proud of what we accomplished at HomeStreet during the second quarter of 2020,” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “Strong mortgage banking profitability, significantly lower cost of deposits and the impact of our focus on cost efficiency contributed to solid financial performance. I would like to thank all of our employees for their hard work delivering these exceptional results under difficult circumstances, their courage in adapting to changing conditions resulting from the global pandemic, and their grace and their tireless efforts in serving our valued customers and communities.”

Operating Results
                     Second quarter 2020 compared to first quarter 2020
Reported Results:
•
Net income of $18.9 million compared with $7.1 million
•
Earnings per fully diluted share of $0.81 compared to $0.30
•
Net interest margin of 3.12%, compared to 2.93%

Core Results:
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Net income of $20.2 million compared with $8.1 million
•
Earnings per fully diluted share of $0.86 compared to $0.34
•
Pre provision income before income taxes of $32.0 million compared to $24.1 million
•
Efficiency ratio of 62.6% compared to 68.5%

Financial Position
        Second quarter 2020 compared to first quarter 2020
•
Loan originations: $833 million a 25% increase
•
Loans held for sale originations: $537 million, a 58% increase
•
Deposits increased by $399 million, an 8% increase
•
Noninterest-bearing deposits: 18.6% of total deposits compared to 14.6%
•
Period ending cost of deposits of 0.51%, compared to 0.72%
•
Tangible book value per share of $28.73, a 4% increase

Mr. Mason continued, “Although the effects of the global pandemic continue and the long-term impacts are yet to be fully realized, we are encouraged by the performance of our loan portfolio. Our delinquencies have remained low and new requests for forbearance have been minimal since the end of April. We are seeing positive trends in loans granted forbearance including resumed business activity and minimal requests for extensions of forbearance. In fact, the majority of our commercial and industrial loans for which we have provided forbearance have completed their forbearance periods and are again making regular payments. However, given the uncertain pandemic environment we have recorded additional credit loss reserves in the second quarter to address the potential risks. We continued offering loans under the Payment Protection Program ("PPP") through the end of the second quarter, resulting in many new customers and increased deposits.”

Covid-19 Updates
•
Loans in forbearance granted through June 30, 2020: 722 loans; $387 million
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Provision for credit losses of $6.5 million in the quarter
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PPP loans as of June 30, 2020: 1,781 loans; $296 million
•
All deposit branches are operating with reduced hours and by appointment only as of June 30, 2020

Mr. Mason concluded, “Due to our relatively low levels of potential COVID-19 credit risk and growing clarity of ultimate risk, strong earnings and ample capital and liquidity, we resumed our previously suspended share repurchase program in the second quarter and have received authorization from our Board to repurchase an additional $25 million of our shares. Finally, in June 2020, we welcomed Jeffrey D. Green to our Board of Directors. As a former audit partner at Moss Adams and head of their Banking practice group, Jeff is a certified public accountant and has significant financial institutions and accounting experience and he will make a great addition to our Board of Directors.”

Other
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Repurchased a total of 396,795 shares of our common stock at an average price of $24.17 per share during the second quarter
•
Remaining repurchase authorization of $2.1 million
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Approved an additional $25 million stock repurchase, subject to regulatory non-objection
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Declared a cash dividend of $0.15 per share in the quarter, payable on August 24, 2020
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Full time equivalent employees: 987 as of June 30, 2020

Conference Call
HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, July 28, 2020 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss second quarter 2020 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10145508 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10145508.

About HomeStreet

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc., HomeStreet Bank (and any consolidated subsidiaries of HomeStreet, Inc. and HomeStreet Bank) and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the impacts of COVID-19 on our business and operating strategies and plans and on the economies and communities we serve, our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related the exit of our home loan center-based mortgage operations . When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with the ongoing impacts of COVID-19 and the extent to which it has impacted and will impact our business, operations and performance, and which could have a negative impact on our credit portfolio, borrowers, and share price, recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow.These limitations and risks include our inability to implement all or a significant portion of the cost reduction measures we have identified, the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board, the FDIC, Washington State Department of Financial Institutions and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices, unemployment rates, the job market; the impact of the ongoing COVID-19 pandemic and other similar events or natural disasters; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the year ended December 31, 2019, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2019 has been derived from our audited financial statements for the year then ended as included in our 2019 Form 10-K. All financial data for the year end December 31, 2019 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2019, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties. In the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In this press release, we use (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which excluded intangible assets from the calculation of capital ratios; (ii) core earnings which exclude certain nonrecurring charges primarily related to our discontinued operations and restructuring activities as we believe this measure is a better comparison to be used for projecting future results; (iii) core pre-provision income before taxes which excludes the provision for credit losses as we believe this provides a better understanding of our current and future results after excluding the substantial provision for credit losses required under CECL and the current COVID-19 economic conditions; and (iv) an efficiency ratio which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	Quarter Ended
(dollars in thousands, except share data)	June 30, 2020	March 31, 2020

Tangible book value per share
Shareholders' equity	$694,649	$677,314
Less: Goodwill and other intangibles	(33,563)	(33,908)
Tangible shareholders' equity	$661,086	$643,406

Common shares outstanding	23,007,400	23,376,793

Ratio	$28.73	$27.52
Return on average tangible equity (annualized) - Core
Average shareholders' equity	$698,521	$691,292
Less: Average goodwill and other intangibles	(33,785)	(34,125)
Average tangible equity	$664,736	$657,167

Net income from continuing operations	$18,904	$7,139
Adjustments (tax effected)
Lease impairment costs	1,262	170
Other restructuring related charges	434	807
Contingent payout	(446)	—
Core earnings	$20,155	$8,116

Ratio	12.2%	4.9%

Efficiency ratio
Noninterest expense
Total	$57,652	$55,184
Adjustments:
Lease impairment costs	(1,602)	(211)
Other restructuring related charges	(551)	(1,004)
State of Washington taxes	(675)	(512)
Adjusted total	$54,824	$53,457

Total revenues
Net interest income	$51,496	$45,434
Noninterest income	36,602	32,630
Adjustments:
Contingent payout	(566)	—
Adjusted total	$87,532	$78,064

Ratio	62.6%	68.5%

Core diluted earnings per share
Core earnings (per above)	$20,155	$8,116
Fully diluted shares	23,479,845	23,860,280

Ratio	0.86	0.34

Pre-provision income before income taxes - Core
Total revenues - Core	$87,532	$78,064
Noninterest expense - Core	(54,824)	(53,457)
State of Washington taxes	(675)	(512)
Total	$32,033	$24,095

Effective tax rate used in computations above	21.2%	19.6%